Exhibit 4.2

Registration Rights Agreement Joinder

February 20, 2013

WHEREAS, Caesars Operating Escrow LLC (“Escrow LLC”), Caesars Escrow Corporation (“Escrow Corporation” and, together with Escrow LLC, the “Issuers”), Caesars Entertainment Corporation (“Parent Guarantor”) and Citigroup Global Markets, as representative (the “Representative”) of the several Initial Purchasers heretofore executed and delivered a Registration Rights Agreement (the “Registration Rights Agreement”), dated December 13, 2012, providing for the registration of notes substantially similar to the Notes (as defined therein) (capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement);

WHEREAS, as a condition to the release of the proceeds from the sale of the Notes from escrow, Caesars Entertainment Operating Company, Inc. (the “Company”) has agreed to assume all obligations of the Issuers under the Notes and the Indenture and become the successor obligor of the Notes in all respects, pursuant to the CEOC Assumption; and

WHEREAS, the Company has agreed to become party to the Registration Rights Agreement upon the consummation of the CEOC Assumption.

NOW, THEREFORE, the Company hereby agrees for the benefit of the Initial Purchasers, as follows:

1. Joinder. The Company hereby acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it deems fit to enter into this joinder agreement (the “Registration Rights Agreement Joinder”), and acknowledges and agrees to (i) join and become a party to the Registration Rights Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties, indemnities and acknowledgments attributable to the Company in the Registration Rights Agreement as if the Company was a party thereto as of the date of the Registration Rights Agreement; and (iii) perform all obligations and duties required and be entitled to all the benefits of the Company pursuant to the Registration Rights Agreement.

2. Representations and Warranties and Agreements of the Company. The Company hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Registration Rights Agreement Joinder and to consummate the transactions contemplated hereby and under the Registration Rights Agreement.

3. Release of Obligations of Escrow Issuers. Upon execution of this Registration Rights Agreement Joinder by the Company and the Representative, the Issuers are hereby released and discharged from all obligations under the Registration Rights Agreement.

4. Counterparts. This Registration Rights Agreement Joinder may be signed in one or more counterparts (which may be delivered in original form or via facsimile), each of which shall constitute an original when so executed and delivered and all of which together shall constitute one and the same agreement.

5. Amendments. No amendment or waiver of any provision of this Registration Rights Agreement Joinder, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties to the Registration Rights Agreement.

6. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

7. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has executed this agreement this 20th day of February, 2013.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

By:	/s/ ERIC HESSION
	Name:	Eric Hession
	Title:	Senior Vice President and Treasurer

[Signature page to Joinder to Registration Rights Agreement]

The foregoing Registration Rights Agreement Joinder is hereby confirmed and accepted as of the date first above written,

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ MICHAEL ZICARI
Name:	Michael Zicari
Title:	Managing Director

For itself and as Representative of the other Initial Purchasers

[Signature page to Joinder to Registration Rights Agreement]